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                                                                    Exhibit 4.1

Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation (`DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                       COCA-COLA BOTTLING CO. CONSOLIDATED
                           5.30% SENIOR NOTES DUE 2015
                           (Hereinafter, "Securities")
                              CUSIP No. 191098 AF 9

                                                                    $100,000,000

     COCA-COLA BOTTLING CO. CONSOLIDATED, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Million Dollars ($100,000,000) on April 1, 2015, and to pay interest thereon from March 27, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 1 and October 1 in each year, commencing October 1, 2003 at the rate of 5.30% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 5.30% per annum on any overdue principal and premium and on any overdue installment of interest. Interest payments on this Security will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to each Holder of Securities of this series not less than 11 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness represented by this Security and (b) certain restrictive covenants, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

     Securities of this series will be redeemable, as a whole or in part, at the option of the Company, at any time or from time to time, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each Holder of Securities of this series. The redemption prices will be equal to the greater of (1) 100% of the principal amount of the Securities of this series being redeemed or (2) the sum of the present values of the remaining scheduled payments discounted, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined below) plus 20 basis points. In the case of each of clause (1) and (2), accrued interest will be payable to the redemption date.

     "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the United States Treasury security selected by a Reference Treasury Dealer as having a maturity comparable to the remaining term of Securities of this series that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of Securities of this series.

     "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations or (C) if only one Reference Treasury Dealer Quotation is received, such quotation.

     "Reference Treasury Dealer" means (1) Salomon Smith Barney, Inc. or Wachovia Securities, Inc. (or their respective affiliates which are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute therefore another Primary Treasury Dealer; and (2) any other Primary Treasury Dealer(s) selected by the Company.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

     On and after the redemption date, interest will cease to accrue on Securities of this series called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before the redemption date, the Company will deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price and accrued interest on the Securities of this series to be redeemed on such date. If less than all of the Securities of this series are to be redeemed, the Securities of this series to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

     This Security is one of a duly authorized issue of securities of the Company, issuable in one or more series under an Indenture, dated as of July 20, 1994, as supplemented and restated by a Supplemental Indenture dated March 3, 1995 (as supplemented, herein called the "Indenture"), between the Company and NationsBank of Georgia, National Association, as Trustee (herein called the "Trustee", which term includes Citibank, N.A., which succeeded to all of the rights, powers, duties and obligations of the initial trustee under the Indenture by agreement of all parties, effective September 15, 1995, as well as any subsequent successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of this Security and of the terms upon which this Security is, and is to be, authenticated and delivered. This security is one of the series designated on the face hereof currently limited in aggregate principal amount to $100,000,000.

     The Company may, from time to time, subject to compliance with the applicable provisions of the Indenture, without giving notice to or seeking the consent of the Holders, create and issue additional securities having a ranking, interest rate, maturity and other terms and conditions identical to those of this Security except for the issue date and any other terms specified by the Company in order to facilitate the original issuance of such other securities. Any such securities will, to the extent the Company so provides, constitute a single series of securities under the Indenture.

     If an Event of Default with respect to this Security shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the right of the Holder of this Security, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and, subject to Section 307 of the

                                       3

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Indenture, interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As long as this Security is represented in global form registered in the name of the Depositary or its nominee (a "Global Security"), except as provided in the Indenture, and subject to certain limitations therein set forth, no Global Security shall be exchangeable or transferable, except as a whole, by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor depositary.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiples of $1,000 in excess thereof.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                            [Signature on Next Page]

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: March 27, 2003

Certificate of Authentication:                          COCA-COLA BOTTLING CO.
                                                        CONSOLIDATED

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Citibank, N.A., as Trustee                              By: /s/ David V. Singer
                                                           ---------------------
                                                           David V. Singer
                                                           Executive Vice President and Chief
                                                           Financial Officer

By: /s/ John J. Byrnes, Jr.
    --------------------------------
    Authorized Officer                                  Attest:


                                                        /s/ Mark S. Powers
                                                        ------------------------
                                                        Mark S. Powers
                                                        Assistant Secretary

                                                        [SEAL]

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE


________________________________________________________________________________
 (Name and address of assignee, including zip code, must be printed or typewritten)


________________________________________________________________________________


________________________________________________________________________________
the within Security, and all rights thereunder, hereby irrevocably constituting and appointing


________________________________________________________________________________
Attorney to transfer said Security on the books of the within Company, with full power of substitution in the premises.

Dated: ___________________________   NOTICE: ___________________________________
                                             The signature to this assignment
                                             must correspond with the name as it
                                             appears upon the face of the within
                                             or attached Security in every
                                             particular, without alteration or
                                             enlargement or any change whatever.

                                       6